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                                                                   Exhibit 23(b)


                        Consent of Independent Auditors



Board of Directors
GATX Capital Corporation

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of GATX Capital Corporation for the registration of $300,000,000 Medium-Term Notes, Series D and to the incorporation by reference therein of our report dated January 24, 1995, with respect to the consolidated financial statements of GATX Capital Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
San Francisco, California
December 14, 1995